ASPEN
ASSET MANAGEMENT, LLC.

6623 Las Vegas Blvd. South #255, Las Vegas Nevada 89119-702-360-0652

Date: January 3, 2011

Re: Representation Agreement
Company name: INDIA ECOMMERCE CORP ("Company", or "you")

Thank you for choosing Aspen Asset Management LLC ("AAM" or "we"), we appreciate your choice of our firm.

This Representation Agreement (the "Agreement") shall confirm the terms of engagement of AAM by the Company for the purpose of providing the services as set forth below in consideration for the compensation described hereinafter. The Agreement shall be effective as of the date set forth above.

In order to prevent misunderstandings and maintain our cordial and professional relationship, we would like to take a moment to familiarize you with AAM's policies with respect to how we bill for the corporate services rendered and costs incurred on your behalf. It is important for you to review the contents of this Agreement carefully and call me if you have any questions.

1. Scope of Engagement

a. You have asked us and we have agreed to perform specific corporate services set forth in the attached Schedule A (collectively "Scope of Engagement"). Our services are limited to the matters listed on Schedule A and we specifically disclaim providing any services beyond the stated Scope of Engagement. If you would like us to provide additional services in connection with any additional matters not specifically listed in Schedule A, please feel free to contact us so that we may discuss your objectives and prepare a supplemental written schedule encompassing such additional matters.

b. The Company agrees to provide AAM such information as set forth on Schedule B (collectively the "Information"). The Information provided by the Company to AAM shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company acknowledges that AAM may rely on the accuracy and completeness of all Information provided by the Company without independent verification. The Company authorizes AAM to use such Information in connection with its performance of the services herein. AAM shall use its commercially reasonable best efforts to preserve the confidentiality of Information expressly designated as confidential by the Company. The Company and its directors and officers also acknowledge that they have supplied complete and truthful information related to any current, ongoing or past investigation or regulatory action taken by the Securities and Exchange

Commission ("SEC") or other governmental or listing agency concerning the Company or any of its directors or officers. The Company further agrees to immediately notify AAM of any material change in information concerning the Company or the information that has been supplied in connection with this transaction.

2. Fees and Expenses

In connection with the Scope of Engagement, you have agreed to pay AAM a fixed fee of **Eighty Thousand dollars** ($80,000.00). This fixed fee includes all expenses that we incur in the discharge of our responsibilities, including filing fees, long distance telephone calls, postage, photocopying, and delivery services.

The Company agrees to pay the fixed fee as follows:

$80,000.00 Engagement Deposit (see Section 3 hereunder)

3. Engagement Deposit and Trust Account Instruction

It is AAM's policy to require an engagement deposit before commencing work on any significant project. Consequently, before we are obligated to provide any corporate services, the Company shall provide us with a deposit in the sum of **Eighty Thousand dollars ($80,000.00)** (the "Engagement Deposit"). The Engagement Deposit will be deposited into a trust account at AAM, but will not bear interest for the Company's benefit. Immediately upon execution of this Agreement, the Company hereby authorizes AAM to withdraw all funds from the Engagement Deposit held in the trust and apply them as non-refundable payment towards the fixed fee in Section 2. The Company authorizes such disbursement prior to any other competing claim against the Engagement Deposit, and is in no way contingent upon successful completion of the Scope of Engagement.

4. Terms of Payment

Our firm will assess an interest charge of one and one-half percent *(1.5%)* per month on the unpaid balances of all billing statements that are outstanding for more than thirty days. You will be responsible for any costs of collection incurred by AAM, including reasonable attorneys' fees. If a billing becomes delinquent, we reserve the right to suspend services until the account is current and/or an additional retainer is received.

5. Termination

a. This Agreement may be terminated at any time upon reasonable advance written notice given by the either party prior to our commencement of the services called for in the Scope of Engagement.

b. Subsequent to AAM's commencement of the services called for in the Scope of Engagement, the Engagement Deposit will become non-refundable. Either party may terminate this Agreement after AAM's commencement of the services called for in the Scope of Engagement, in which case you will not be required to pay AAM the remaining balance due of the fixed fee at the time of termination and AAM will not be required to complete the remaining services under the Scope of Engagement.

6. Electronic Communications

It is the policy of the AAM to utilize the most efficient method of communicating with our clients. Accordingly, unless you specifically direct us to the contrary, where feasible we will attempt to correspond with you via electronic mail.

7. Results

Nothing in this Agreement, or any of our statements to you should be construed as a promise or guarantee about the outcome of any services being provided. You understand that we have not and cannot guarantee results, and that AAM shall provide the Company services to the matters described within Schedule A. Any comments about outcomes are expressions of opinion only.

8. Obligations

a. Once the corporate services outlined herein are complete, we have no obligation to inform you of future developments relative to the services performed hereunder.

b. The Company recognizes that AAM now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. AAM shall be free to render such advice and other services and the Company hereby consents thereto. AAM shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to fulfill its obligation hereunder.

9. Severability

Every provision of this Agreement is severable. If any provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10. Arbitration

Unless the parties hereto agree otherwise, any controversy between the AAM and the Company (including, without limitation, regarding the construction of the Agreement, and any claim arising out of this Agreement or its breach), shall be submitted to binding arbitration upon the written request of one party after the service of that request on the other party. The parties to

such arbitration shall comply with the rules of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to a reasonable award of attorneys' fees and costs, including the cost of the arbitration.

11. Applicable Law and Venue

The laws of the State of Nevada shall govern the interpretation of this Agreement. Exclusive venue for the arbitration and/or resolution of any disputes arising hereunder is Clark County, Nevada.

12. Integrated Agreement

This Agreement and the documents executed or delivered in connection therewith constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no agreements, understandings, restrictions, representations, or warranties other than those set forth or referred to herein.

13. Modification

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

14. Indemnification

The Company shall indemnify and hold harmless AAM and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by the Company's misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of services by AAM hereunder; or (iii) otherwise in connection with this Agreement.

[***Signature Page Follows***]

January 3, 2011

If you understand foregoing arrangement and find it acceptable to you, please sign this Agreement below and return to my attention. Please retain a copy for your records.

Again, we thank you for choosing our firm and assure you of our best professional efforts. Should you have any questions, please contact me.

ASPEN ASSET MANAGEMENT LLC

By: Alan Shinderman
Date: 1-11-2011

("Company")

By:
Date 1/11/2011
Name: Ashish Bagjatia
Title: President & Secretary

January 3, 2011

Schedule A

Scope of Engagement

1. AAM will prepare all documentations including all government filings and use its best efforts for the Company to become a public trading entity on the OTCBB exchange, including:

a. Corporate actions necessary for any clean-up or share splits

b. Private placement memorandum for money raise or expansion of shareholder base

c. Prepare Form S-1 registration statement for filing with SEC

d. Prepare Form 15c-211 to be filed by market-maker

2. For the Form S-1: the Company is responsible for procuring audited financials from a Certified Public Accountant and the required letter of opinion from an attorney (both of which we can refer to you), and other services such as SEC Edgarization of filings, etc., including payment for these.

Additionally

A. We do NOT get involved in the audited financial statements needed to file the Form S-1 registration statement.

B. DTC eligibility is not included, Price of DTC eligibility to be determined. Price is predicated by the market price from DTC.

C. AAM makes no representation as to the timeliness of and or approval by any government agency regarding these services.

January 3, 2011

Schedule B

Company Information

In connection with AAM's completion of the services called for in the Scope of Engagement, please provide AAM with one copy of each of the following documents or information requested, to the extent applicable, for our due diligence investigation. This is an initial request; further documents and information may be requested during the course of the due diligence process. Please use this Schedule B as an index to your response and return this document to AAM with your responses and relevant documents. To the extent an item is not applicable, please so indicate in the margin of this document.

All documents must be provided to AAM prior to filing of Form S-1 Registration Statement with SEC.

Corporate Governance Documents:

(a) Certificate of Incorporation of the Company, including all amendments (and any proposed or contemplated amendments).

(b) By-Laws of the Company, including all amendments (and any proposed or contemplated amendments).

(c) Minutes of all meetings of directors, committees of directors and stockholders of the Company, including agenda materials or other written material (including budgets, forecasts and financial information) sent to directors in connection with such board or committee meetings, for the past six fiscal years.

(d) Charters for the board of directors of the Company and for all board committees.

(e) Any written material prepared in connection with the Company's current or upcoming corporate governance obligations under the Sarbanes-Oxley Act of 2002 ("SOX"), including, but not limited to, the following:

(i) Independent auditor reports (SOX Section 204).

(ii) Disclosure controls, procedures and materials (SOX Section 302).

(iii) Disclosure committee minutes and related materials.

(iv) Enhanced disclosure in public filings (SOX Section 401).

(v) A summary of the implementation program relating to the auditing of internal controls and the current status of that program (SOX Section 404).

(vi) Supporting documentation in respect of the CEO/CFO certifications made pursuant to SOX Sections 302 and 906.

(vii) Whistleblower procedures and any material "whistleblower reports" since January 1, 2003.

(f) List all states and or Country where the Company owns or leases property, or where employees of the Company are located, indicating in which states the Company is (or should be) qualified to do business as a foreign corporation.

(g) Specimens of the common stock certificates, warrants, options, debentures and any other outstanding securities of the Company.

(h) Corporate entity organizational chart of the Company as it currently exists.

(i) Describe in detail any restructuring, reorganization, disposition, repurchase and/or plan of dissolution involving the Company. Provide copies of all restructuring, reorganization, disposition, repurchase and dissolution documents and summarize any and all other information relating to the same.

(j) Press releases of the Company during the last four fiscal years.

Securities Issuances

(k) Current shares outstanding (on a non-diluted and fully diluted basis).

(l) Existing or proposed stock option or stock purchase plans and forms of option or stock purchase agreements which have been or may be used thereunder, and all existing agreements relating to the grant or issuance of stock options, warrants or similar rights.

(m) Any other agreements relating to offers or sales of securities by the Company made (or to be made) prior to the date hereof, including any subscription agreements, purchaser questionnaires and purchaser representative documents.

(n) Any private placement memoranda, offering circulars or other disclosure documents, Form Ds or any other forms filed by the Company to establish an exemption under the Securities Act of 1933, as amended, or applicable state blue sky laws.

(o) Any outstanding or former agreements of the Company with underwriters, investment bankers, financial advisors, brokers, valuation firms, dealers, promoters or any others who have acted as a sales agent for the Company's securities or who have provided business valuation services to the Company.

Security Holder Information

(p) List all current holders of any outstanding series of the Company's preferred stock (including names, addresses and titles), the respective number of shares owned, the date acquired and the original effective cash purchase price for shares of preferred stock of the Company.

(q) List of all holders of stock options, warrants, convertible securities or similar rights to the common stock of the Company, listing the names, titles and addresses of the issues or grantees, the number of shares underlying such issuances or grants, the dates of the issuances or grants, the vesting schedule thereof, the per share exercise or purchase price and the expiration dates.

(r) Any voting trust, stockholder agreement, buy-sell agreement, transfer restriction agreement or other similar agreements covering any portion of the Company's stock or securities.

(s) All agreements pursuant to which the Company or any other person has granted piggyback or demand registration rights, preemptive rights or rights of first refusal relating to the Company's common stock or which require the Company to repurchase Company common stock.

(t) Any correspondence or other communication with any exchange or quotation system on which the Company's stock is listed.

Material Agreements and Documents

(u) All loan and credit agreements, security agreements, guarantees, and other instruments evidencing indebtedness of the Company, and of all loans made by Company to officers or directors thereof. All correspondence with lenders, lessors and other debt security holders, and all correspondence and documentation relating to any proposed borrowings. Any compliance certificates required by debt instruments or loan agreements of the Company, if any, in the last three years. All agreements related to hedging transactions, interest rate swaps and other derivative instruments.

(v) All employment, consulting and/or non-competition agreements with officers, directors, proposed directors or key employees of the Company and material agreements providing for services of independent consultants for the Company. Include a brief description of any material oral arrangements on this subject. All other agreements (including indemnification agreements) or arrangements to which the Company is a party in which any of the following has an interest: (1) any officer, director, proposed director, key employee or beneficial owner of 5% or more of the Company's common stock, or (2) any immediate family member of any of the foregoing.

(w) All contracts and agreements of the Company relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how or trade secrets, including licenses or royalty agreements.

(x) Form of any standard non-compete/confidentiality agreement used by the Company for employees or agents and a list of all existing non-compete/confidentiality agreements with present and former officers, directors, employees or agents of the Company.

(y) All agreements to which the Company is a party in which any officer, director or employee of the Company has any personal interest (including agreements for loans to officers, directors or employees).

(z) Any key-man or other corporate-owned or paid for life insurance policy and any related material for any officers of the Company.

(aa) Any existing contract which provides royalties or other forms of compensation to present or former officers, directors, employees or others for the discovery or development of any product, service or technology of the Company and related documents thereto.

(bb) All agreements between Company and affiliates or between affiliates.

(cc) Any agreements prohibiting or restricting the Company from competing in any business or geographical area or soliciting customers or otherwise restricting any of such entities from carrying on its business.

(dd) All agreements relating to acquisitions or dispositions of businesses or material assets, including the "disclosure schedules" to any such agreement.

(ee) Material partnership and joint venture agreements of the Company, and any other agreement (e.g., a stockholders agreement) relating to any material equity investment by the Company.

(ff) Agreements of the Company for material capital expenditures.

(gg) Agreements with the 10 largest vendors for each of the last four fiscal years. Discuss any significant changes in vendors.

(hh) Agreements with the 10 largest customers for each of the last four fiscal years. Discuss any significant changes in customers.

(ii) Copies of each contract or agreement other than those covered by (a) through (o) inclusive which:

(i) otherwise materially affects the condition, financial or otherwise, of the property, assets, business or prospects of the Company; or

(ii) was not made in the ordinary course of business.

(jj) Copies of all pending contracts, or summaries thereof, which would be covered under categories 4(a) through (o) when they are executed.

Accounting, Financial and Tax Matters

(kk) Audited financial statements for any enterprises merged with or acquired by the Company during the last three years, covering the three fiscal years prior to such acquisition.

(ll) A listing of all contingent liabilities not reflected in the Company's most recent balance sheets.

(mm) All material presented or delivered by outside auditor to audit committee during the last three fiscal years.

(nn) Describe any accounting methods used by the Company if not described by the notes to the Company's audited financial statements.

(oo) Provide details of any change or contemplated change by the Company in accounting methods, practices or principles in the last fiscal year.

(pp) Provide details of any change or contemplated change by the Company in auditors since its inception.

(qq) Summarize the Company's federal, state, local and foreign income tax status (*i.e.*, whether all returns have been filed, whether all taxes have been paid, whether there have been audits by taxing authorities).

(rr) The Company's federal, state, local and foreign income tax returns for the last three fiscal years.

(ss) Describe the Company's existing system of internal accounting controls and any proposals for changing such system.

(tt) Provide all accountants' management letters for the Company and all lawyers' audit inquiry responses for the last five fiscal years.

(uu) Provide all representation letters of management for the last five fiscal years.

(vv) Status of federal and state tax examinations and a copy of any revenue agent reports received in prior examinations.

(ww) Copies of all correspondence with federal, state and foreign taxing authorities for the last five fiscal years.

Labor Relations

(xx) All collective bargaining agreements to which the Company is a party, or the terms of which govern the employment of any employees.

(yy) A description of the size and nature of the Company's labor force, including turnover ratio, training requirements and pay structure.

(zz) A summary of any pending or prior grievances, claims of unfair labor practices or arbitrations relating to employee matters and copies of any documents relating thereto.

(aaa) Any material relating to investigations, claims or violations under the Fair Labor Standards Act or under Title 7 of the Civil Rights Act or the Age Discrimination Employment Act, the Occupational Safety and Health Act, or similar related employment statutes, including state law statutes.

(bbb) A summary of any NLRB complaint or proceeding in which the Company has been involved as a petitioner, respondent, charging party, party in interest or otherwise since its inception. NLRB certifications, if any.

(ccc) Any handbooks or manuals issued by the Company for agents, employees and supervisors, including all training manuals and evaluation criteria and programs.

(ddd) Any program of fringe or retirement benefits for existing or future retirees.

Employee Benefit Plan Documents and Materials

(eee) All employee benefit plan documents relating to any employee benefit, incentive, deferred compensation, profit sharing, bonus, pension, multiemployer, health or other benefit plans that the Company sponsors or to which the Company contributes and all amendments to date (collectively, the "Benefit Plans"), including any Benefit Plans that have been terminated.

(fff) The most recent summary plan description and summaries of material modifications of each Benefit Plan, if any.

(ggg) The most recent asset and other financial statements and actuarial reports for each Benefit Plan, if any.

(hhh) Names and addresses of the administrators, sponsors, trustees and committee members for each Benefit Plan, if any.

(iii) IRS determination letters and letters, IRS forms and supporting documents requesting an IRS determination for each Benefit Plan, if any.

(jjj) Copies of (1) employment contracts, severance agreements and consulting agreements with senior management, (2) bonus (including annual bonus plans), stock-based, deferred compensation, severance and termination plans, programs and arrangements, and (3) supplemental and other nonqualified retirement programs.

(kkk) Copies of "rabbi trusts" (and any related documents) and/or other arrangements securing, funding or financing in any way the payment of deferred compensation, severance or other payments to employees or directors.

(lll) Copies of "change in control" agreements or arrangements; list of employees with whom the Company has entered into change in control agreements; estimated golden parachute excise tax calculations.

Personal Property

(mmm) All other material leases of personal property, including equipment or computer leases to which the Company is a party, and a summary list of all such leases.

(nnn) All appraisal reports on material personal property.

Real Property Owned or Leased

(ooo) A list of all of the Company's real property owned or leased, including each facility's address and location, type and size of facility (acres, for land, and square feet, for buildings), use of facility, status of ownership, material lease terms (if any), person in charge of facility, and any mortgages or other encumbrances.

(ppp) All deeds and real property leases.

(qqq) All land contracts in which the Company is a land-contract vendor or vendee relating to such properties.

(rrr) Title abstracts, opinions, appraisal reports and insurance, and the most recent survey of all owned or leased real property.

(sss) Mortgages and mortgage loan agreements or other security interests in owned real property.

(ttt) Occupancy requirements and notices of special assessments, zoning or building code violations and similar matters affecting owned real property.

Intellectual Property

(uuu) All of the Company's patents, trademarks and copyrights, along with respective applications and registrations.

(vvv) A brief description of any pending, threatened or past challenge to the Company's ownership of or right to use any of the above, including any such intellectual property used or licensed by the Company under agreement.

(www) A brief description of any potential or past infringements of any of the above known to the Company and the action taken, if any.

(xxx) A brief description of the Company's policy, rules or methods regarding the protection of patents and trademarks, the preservation of trade secrets, and the maintenance of copyrights, and any documents relating thereto.

Litigation

(yyy) A summary of all pending or threatened litigation and legal actions against the Company, and/or its directors or officers in such capacity, including the amount of reserves recorded by the Company relating thereto. Schedule of insurance available with respect to such actions, indicating whether any insurer has disclaimed coverage. With respect to each action, identify legal counsel representing the Company, and/or its directors or officers in such capacity, and an estimate of the probable outcome.

(zzz) All pleadings, notices or other documents regarding any pending or threatened legal suit or action, or administrative, arbitration or other proceeding or of any investigation with respect to any charge concerning any violation of any federal, local, state or foreign law or administrative regulation which may have a material adverse affect on the business, assets, properties or rights of the Company.

(aaaa) List of prior litigation involving the Company since its inception and description of disposition, including list of settlements and negotiated waivers of rights. Any settlement agreements relating to any settled suit or action involving Company or its directors or officers in such capacity since the Company's inception. Any settlement correspondence relating to any pending suit or action involving Company or its directors or officers in such capacity.

(bbbb) Any decrees, orders or judgments of courts or governmental agencies to which the Company is subject.

(cccc) Notices, letters, and other written communications involving the Company alleging violations of or requesting compliance with laws, regulations, etc. or requests for information with respect to antitrust laws, securities laws, environmental laws, etc.

Insurance

(dddd) All insurance policies carried by the Company, specifying the insured, the amount of coverage, the type of insurance, the policy number and pending claims thereunder.

(eeee) Loss runs and information relating to all insurance claims experience for the last five years (including outstanding claims).

(ffff) All correspondence relating to an insurer's declination of coverage or reservation of rights with respect to a pending claim, or aggregate of claims arising from the same circumstances, of over $100,000.

(gggg) All analyses of the insurance program or insurance requirements of the Company performed by any insurance broker, agent or consultant or by in-house risk management staff.

(hhhh) All safety assessment, audit, or compliance reports (including internally generated reports and memoranda, as well as those of outside consultants) concerning any aspects of the operations of the Company within the last three years.

(iiii) List and description of all claims made under any D&O coverage over the past ten years.

(jjjj) Corporate risk and insurance manual.

(kkkk) Correspondence relating to cancellation or non-renewal of any policy (last three years).

Governmental Compliance

(llll) Copies of any correspondence with or comment letters and responses thereto received from the U.S. Securities and Exchange Commission during the past five years.

(mmmm) Copies of any correspondence or other communications with any governmental or regulatory agency within the last five years, including, without limitation, the NASD or OTCBB.

(nnnn) Briefly describe all federal and state regulations applicable to the Company and identify any state and/or federal regulatory agencies having jurisdiction over the Company.

(oooo) All governmental or regulatory (state and federal) licenses, certifications and permits (and similar rights) issued to the Company.

(pppp) All notices of violation or correspondence or any other documentation relating to a violation or potential violation of: (1) employee occupational safety and health; (2) effluent or emission treatment or control; (3) other statutes or regulations relating to the preservation or protection of health or the environment.

(qqqq) All filings, reports, applications and significant correspondence with (other than routine filings and applications made in the ordinary course of business), all documents relating to compliance, investigations or reviews conducted by, and of all significant approvals, authorities, determinations, rules and orders of any other federal, state or local regulatory agency to which the Company is subject.

Miscellaneous

(rrrr) All market studies, consulting studies, feasibility studies, analyses and similar reports relating to the Company, or the Company's business, prospects, etc., prepared within the last three years by (i) the Company; (ii) an outside management, consulting, investment banking or similar firm; (iii) the Company's independent accountants; or (iv) any other independent firm.

(ssss) All brochures and marketing literature currently in use by the Company, or other agents with respect to the Company's business.